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As filed with the Securities and Exchange Commission on December 18, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CITY NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	95-2568550 (I.R.S. Employer Identification Number)

City National Center
400 North Roxbury Drive
Beverly Hills, California 90210
(310) 888-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael B. Cahill, Esq.
Executive Vice President, General Counsel and Secretary
City National Corporation
555 South Flower Street
Los Angeles, California 90071
(213) 673-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Nicholas G. Demmo, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 (212) 403-1000

          Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, par value $1.00

Preferred Stock, par value $1.00

Warrants

(1)
This registration covers an indeterminate number of securities of each identified class of the Registrant as may from time to time be issued at indeterminate prices. Any registered securities may be sold separately or as units with other securities registered under this Registration Statement.

(2)
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee, which will be paid on a pay-as-you-go basis.

Notes

          Our common stock is listed and traded on the New York Stock Exchange under the symbol "CYN".

          These securities are unsecured and are not savings accounts, deposits, or other obligations of a bank. These securities are not guaranteed by City National Bank or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The prospectus included herein is dated December 18, 2008.

PROSPECTUS

City National Corporation

Common Stock
Preferred Stock
Warrants

City National Center
400 North Roxbury Drive
Beverly Hills, California
(310) 888-6000

        The securities listed above may be offered and sold, from time to time, by us, and/or one or more selling securityholders to be identified in the future in amounts, at prices, and on other terms to be determined at the time of the offering. We will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

        Our common stock is listed and traded on the New York Stock Exchange under the symbol "CYN".

        These securities are our unsecured obligations and are not savings accounts, deposits, or other obligations of any of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 18, 2008.

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 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration or continuous offering process. Under this shelf process, we, or one or more selling securityholders to be identified in the future, may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

        The following securities may be offered from time to time:

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  common stock;

  •
  preferred stock; or

  •
  warrants.

        Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Information Incorporated by Reference."

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information we incorporate by reference or present in this prospectus or the relevant prospectus supplement. We have not authorized anyone else, including any underwriter or agent, to provide you with different or additional information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement that includes the specific terms of that offering. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

        We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

        The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

        When we refer to "we", "our", and "us" in this prospectus, we mean City National Corporation and our consolidated subsidiaries, unless the context indicates that we refer only to the parent company, City National Corporation.

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 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov and on the investor relations page of our website at http://www.cnb.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

        This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede, or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement related to this prospectus until the termination of the offering of these securities:

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  Annual Report on Form 10-K for the year ended December 31, 2007 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement filed on March 13, 2008);

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  Quarterly Reports on Form 10-Q for the periods ending September 30, 2008, June 30, 2008, and March 31, 2008;

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  Current Reports on Form 8-K filed on December 8, 2008; November 24, 2008; October 27, 2008; October 23, 2008; September 11, 2008; July 24, 2008; July 11, 2008; April 17, 2008; and January 24, 2008; and

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  The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on April 20, 1990, including any subsequently filed amendments and reports updating such description.

        Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

        Upon written or oral request, we will provide—at no cost to the requester—a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may make a request by facsimile to (213) 673-7622, by e-mail to

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investor_relations@cnb.com, by writing to us at the following address, or by calling us at the following telephone number:

City National Corporation
555 South Flower Street, 9th Floor
Los Angeles, California 90071
Attention: Investor Relations
(213) 673-7615

FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement contains or incorporates by reference forward-looking statements about us that are intended to be subject to the safe harbors created under U.S. federal securities laws. These statements include descriptions of products or services, our plans or objectives for future operations, including forecasts of revenues, earnings, cash flows, or other measures of economic performance. The use of words such as "anticipates," "estimates," "expects," "intends," "plans," and "believes," among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

        By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in any accompanying prospectus supplement and those under the heading "Risk Factors" included in our Annual Reports on Form 10-K, and other factors described in our periodic reports filed from time to time with the Securities and Exchange Commission. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under "Risk Factors" in the applicable prospectus supplement and in other information contained in our publicly available filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, and results of operations.

        We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events, or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition, or prospects.

CITY NATIONAL CORPORATION

        We are a Delaware corporation, a bank holding company and a financial holding company under U.S. federal law. We provide a wide range of banking, investing and trust services to our clients through our wholly-owned banking subsidiary, City National Bank, a national banking association. City National Bank, which has conducted business since 1954, is headquartered in Beverly Hills, California and operates through 62 offices in Southern California, the San Francisco Bay area, Nevada, and New York City. The Corporation has a majority ownership interest in eight asset management affiliates and a minority interest in one other asset management firm. As an organization, we focus on providing

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affluent individuals and entrepreneurs, their businesses, and their families with complete financial solutions. Our organization's mission is to provide this banking and financial experience through an uncommon dedication to extraordinary service, proactive advice, and total financial solutions.

        As a registered financial holding company, we are subject to the supervision of the Federal Reserve. We are required to file with the Federal Reserve reports and other information regarding our business operations and the business operations of our subsidiaries.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities by us will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

        Our consolidated ratio of earnings to fixed charges and preferred dividend requirements for the last five fiscal years and for the latest interim period for which financial statements are presented in this document are indicated below.

		Fiscal Year Ended December 31,
	Nine Months Ended September 30, 2008
		2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges and Preferred Dividend Requirements:
Excluding interest on deposits	3.27	5.16	5.80	9.49	12.59	10.80
Including interest on deposits	1.94	2.19	2.56	4.14	5.55	4.89

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Michael B. Cahill. Mr. Cahill is our Executive Vice President, General Counsel and Secretary. As of December 11, 2008, Mr. Cahill was deemed to be the beneficial owner of 77,143 shares of the common stock (including shares underlying options exercisable within 60 days) and is eligible to receive additional options as our employee. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.

EXPERTS

        The consolidated financial statements of City National Corporation and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2007 consolidated financial statements contains an explanatory paragraph that states, as discussed in Note 8 to the consolidated financial statements, that City National Corporation adopted the provisions of Financial Accounting Standards Board Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 as of January 1, 2007.

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 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	*
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Blue Sky Fees and Expenses	**
Printing Fees	**
Rating Agency Fees	**
Miscellaneous	**
TOTAL	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant's Bylaws provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Certificate of Incorporation provides that the Registrant shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law, and the Registrant has entered into indemnification agreements with certain of its directors and officers providing for additional indemnification. The Registrant has policies of directors' and officers' liability insurance which insure directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

        Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL. Section 145 also provides that the expenses incurred by an officer or director in defending any action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking of the director or officer to repay the expenses if it is ultimately determined that the director or officer is not entitled to indemnification therefor.

        Section 102(b)(7) of the DGCL permits a corporation's certificate of incorporation to contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law; (c) willful or negligent unlawful payment of a dividend or stock purchase or redemption; or (d) any transaction from which the director derived an improper personal benefit.

        The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

ITEM 16.    EXHIBITS

        The following Exhibits are filed as part of this Registration Statement:

Exhibit		Description
1.1	*	Form of Underwriting Agreement
4.1		Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3(a) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2004
4.2		Bylaws, incorporated herein by reference to Exhibit 3.1 to City National Corporation's Current Report on Form 8-K filed September 21, 2007
4.3	*	Form of Certificate of Designation and Form of Specimen Certificate of Preferred Stock Certificate
4.4	*	Form of Warrant Agreement, including the Form of Warrant Certificate
4.5		Specimen Common Stock Certificate, incorporated herein by reference to Exhibit 4(a) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2007
5.1		Opinion of Michael B. Cahill as to the legality of the common stock, preferred stock, and warrants to be issued by City National Corporation (including the consent of such counsel)
8.1	*	Opinion regarding tax matters
12.1		Computation of the Ratio of Earnings to Fixed Charges and Preferred Dividend Requirements
23.1		Consent of Michael B. Cahill (included in Exhibit 5.1)
23.2		Consent of KPMG LLP
24.1		Power of attorney (included on signature page)

*
To be filed subsequently on Form 8-K or by post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

ITEM 17.    UNDERTAKINGS

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

            (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, City National Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on December 18, 2008.

CITY NATIONAL CORPORATION
/s/ CHRISTOPHER J. CAREY Name: Christopher J. Carey Title: Executive Vice President and Chief Financial Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael B. Cahill, Russell D. Goldsmith, and Christopher J. Carey, as their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Registration Statement, any and all amendments thereto, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ RUSSELL D. GOLDSMITH Russell D. Goldsmith	President and Chief Executive Officer/Director (Principal Executive Officer)	12/15/2008
/s/ CHRISTOPHER J. CAREY Christopher J. Carey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	12/16/2008
/s/ OLGA TSOKOVA Olga Tsokova	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	12/10/2008
/s/ BRAM GOLDSMITH Bram Goldsmith	Chairman of the Board/Director	12/10/2008

Signature:	Title:	Date:

/s/ CHRISTOPHER J. WARMUTH Christopher J. Warmuth	Executive Vice President/Director	12/9/2008
/s/ RICHARD L. BLOCH Richard L. Bloch	Director	12/16/2008
/s/ KENNETH L. COLEMAN Kenneth L. Coleman	Director	12/16/2008
/s/ LINDA GRIEGO Linda Griego	Director	12/10/2008
/s/ ASHOK ISRANI Ashok Israni	Director	12/10/2008
/s/ MICHAEL L. MEYER Michael L. Meyer	Director	12/16/2008
/s/ RONALD L. OLSON Ronald L. Olson	Director	12/10/2008
/s/ BRUCE ROSENBLUM Bruce Rosenblum	Director	12/10/2008
/s/ PETER M. THOMAS Peter M. Thomas	Director	12/12/2008
/s/ KENNETH ZIFFREN Kenneth Ziffren	Director	12/10/2008

 EXHIBIT INDEX

Exhibit		Description
1.1	*	Form of Underwriting Agreement
4.1		Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3(a) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2004
4.2		Bylaws, incorporated herein by reference to Exhibit 3.1 to City National Corporation's Current Report on Form 8-K filed September 21, 2007
4.3	*	Form of Certificate of Designation and Form of Specimen Certificate of Preferred Stock Certificate
4.4	*	Form of Warrant Agreement, including the Form of Warrant Certificate
4.5		Specimen Common Stock Certificate, incorporated herein by reference to Exhibit 4(a) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2007
5.1		Opinion of Michael B. Cahill as to the legality of the common stock, preferred stock, and warrants to be issued by City National Corporation (including the consent of such counsel)
8.1	*	Opinion regarding tax matters
12.1		Computation of the Ratio of Earnings to Fixed Charges and Preferred Dividend Requirements
23.1		Consent of Michael B. Cahill (included in Exhibit 5.1)
23.2		Consent of KPMG LLP
24.1		Power of attorney (included on signature page)

*
To be filed subsequently on Form 8-K or by post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE
FORWARD-LOOKING STATEMENTS
CITY NATIONAL CORPORATION
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS
  ITEM 17. UNDERTAKINGS
SIGNATURES
Power of Attorney
EXHIBIT INDEX